UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 16, 2006

Network Appliance Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-27130	77-0307520
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

495 East Java Drive, Sunnyvale, California		94089
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(408) 822-6000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(d) On May 16, 2006, based on the recommendation of the Company’s Nominating/Corporate Governance Committee, the Board elected Edward Kozel to fill the newly created vacancy on the Board (see Item 5.03 below). There are no arrangements or understandings between Mr. Kozel and the Company or any other persons, pursuant to which he was selected as a director. There are no transactions, or proposed transactions, since the beginning of the Company’s last fiscal year to which the Company was or is to be a party, in which Mr. Kozel has a direct or indirect material interest. Mr. Kozel may become a member of one or more committees of the Board.

Upon his appointment as a director, Mr. Kozel is eligible to receive stock options under the Automatic Option Grant Program in effect under the 1999 Stock Option Plan, under which option grants are automatically made at periodic intervals to eligible non-employee Board members to purchase shares of Common Stock at an exercise price equal to 100% of the fair market value of the option shares on the grant date. As a director, Mr. Kozel will also be eligible to receive an annual cash retainer.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 16, 2006, the Board amended the Company’s bylaws to increase the number of authorized directors on the Board from ten (10) to eleven (11).

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

3.2 Certificate of Amendment to Bylaws of the Company.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Network Appliance Inc.

May 18, 2006	By:	/s/ Steven J. Gomo

Name: Steven J. Gomo
Title: Executive Vice President of Finance and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

3.2	Certificate of Amendment to Bylaws of the Company